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                                   EXHIBIT (2)
           Securities Purchase Agreement dated as of December 31, 1996 and Registration Rights Agreement
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                          SECURITIES PURCHASE AGREEMENT

            SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of December 31, 1996, by and between VIRAGEN, INC., a Delaware corporation, with headquarters located at 2343 West 76th Street, Hialeah, FL 33016 (the "Company"), and the undersigned (the "Buyer").

            WHEREAS:

            A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

            B. The Buyer wishes to purchase, in the amounts and upon the terms and conditions stated in this Agreement, shares (the "Preferred Shares") of the Company's 5% Cumulative Convertible Preferred Stock, Series E, $1.00 par value (the "Preferred Stock"), which shall be convertible into shares (the "Conversion Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), and pursuant to which certain shares of Common Stock may be issued to the Buyer in payment of dividends (the "Dividend Shares") and in accordance with Section 2(c) of the Certificate of Designation, Preferences and Rights therefor (the "Additional Shares"); and

            C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, dated as of the date hereof (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

            NOW THEREFORE, the Company and the Buyer hereby agrees as follows:

            1.    PURCHASE AND SALE OF PREFERRED SHARES.
                  -------------------------------------

            A. PURCHASE OF PREFERRED SHARES. The Company shall issue and sell to the Buyer and the Buyer shall purchase 5,000 Preferred Shares which shall be convertible into Conversion Shares in accordance with the terms of the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series E in the form attached hereto as EXHIBIT A (the "Certificate of Designation"). Terms used herein without definition shall have the meanings given them in the Certificate of Designation. The per share purchase price of the Preferred Shares shall be One Thousand Dollars ($1,000).

            B. FORM OF PAYMENT. Not later than the date which is two New York Stock Exchange trading days after the date the Company and the Buyer shall have executed and delivered, one to the other, this Agreement, the Buyer shall deposit the purchase price for the Preferred Shares (the "Purchase Price") by


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delivering  good funds in United States Dollars to the escrow agent (the "Escrow
Agent") identified in the Joint Escrow Instructions attached hereto as EXHIBIT B (the "Joint Escrow Instructions"). Deposit of the Purchase Price by the Buyer with the Escrow Agent shall be made by wire transfer of funds to:

            Citibank, N.A.
            153 East 53rd Street
            New York, New York 10043
            ABA#021000089

            For Further Credit to A/C No. 37179446
            For the account of Brian W. Pusch Attorney Escrow Account
            Reference:  Advantage/Viragen

Not later than the date which is two New York Stock Exchange trading days after the date the Company and the Buyer shall have executed and delivered, one to the other, this Agreement, the Company shall deliver to the Escrow Agent stock certificates, duly executed on behalf of the Company, representing the Preferred Shares (the "Stock Certificates"). By signing this Agreement, the Buyer and the Company each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth herein in full.

            C. CLOSING DATE. The date and time of the issuance and sale of the Preferred Shares (the "Closing Date") shall be 12 noon, Eastern Standard Time, on the date which is two New York Stock Exchange trading days after the date on which the Buyer shall have deposited the Purchase Price with the Escrow Agent under the Joint Escrow Instructions in accordance with Section 1(b) hereof, or such other mutually agreed to time. The closing shall occur on the Closing Date at the offices of the Escrow Agent.

            2.    REPRESENTATIONS, WARRANTIES, ETC. OF BUYER.
                  ------------------------------------------

            The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

            A. INVESTMENT PURPOSE. The Buyer is purchasing the Preferred Shares for its own account or as fiduciary or agent for the account of one or more institutional investors for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof except pursuant to sales registered under the 1933 Act.

            B. ACCREDITED INVESTOR STATUS. The Buyer and such institutional account are "accredited investors" as that term is defined in Rule 501(a)(3) or 501(a)(8) of Regulation D.

            C. RELIANCE ON EXEMPTIONS. The Buyer understands that the Preferred Shares are being offered and sold to the Buyer or such account in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying on the truth and



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accuracy  of,  and  the  Buyer's  and  such  account's   compliance   with,  the
representations, warranties, agreements, acknowledgments and understandings of the Buyer and such account set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer and such account to acquire the Preferred Shares.

            D. INFORMATION. The Buyer and such account and their respective advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Shares which have been requested by the Buyer and such account. The Buyer and such account and their respective advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. The Buyer and such account understand that the investment in the Preferred Shares involves a high degree of risk. The Buyer and such account have sought such accounting, legal and tax advice as they have considered necessary to an informed investment decision with respect to the acquisition of the Preferred Shares.

            E. GOVERNMENTAL REVIEW. The Buyer and such account understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Shares or the fairness or suitability of the investment in the Preferred Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Preferred Shares.

            F. TRANSFER OR RESALE.  The Buyer and such account  understand  that
(i) except as provided in the Registration Rights Agreement, the Preferred Shares, the Conversion Shares, the Dividend Shares and the Additional Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) the holder thereof shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be sold or transferred may be transferred pursuant to an exemption from such registration; (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

            G. LEGEND. The Buyer and such account understand that the Preferred Shares and, until such time as the Conversion Shares, the Dividend Shares and the Additional Shares (the Conversion Shares, the Dividend Shares and the Additional Shares are collectively referred to as the "Registrable Securities") have been registered for resale under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Registrable Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Preferred Shares upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Preferred Shares is registered and effected under the 1933 Act, or
(b) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of the Preferred Shares may be made without registration under the 1933 Act, or (c) such holder provides the Company with reasonable assurances that the Preferred Shares can be sold pursuant to Rule 144 under the 1933 Act (or a successor rule thereto) without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Once the Registration Statement contemplated by Section 2(a) of the Registration Rights Agreement shall have been declared effective by the SEC, (1) the Company shall, upon request of the holder, immediately remove any restrictive legend and terminate any stop-transfer restriction for Registrable Securities issued prior to the date such Registration Statement is declared effective by the SEC and (2) the Company shall not place any restrictive legend or impose any stop-transfer restriction on Registrable Securities issued thereafter.

            H. AUTHORIZATION; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

            I. RESIDENCY. The Buyer is a resident of that country specified in its address on the signature page hereof.

            3.    REPRESENTATIONS, WARRANTIES ETC. OF THE COMPANY.
                  -----------------------------------------------

            The Company represents and warrants to, and covenants and agrees with, the Buyer as follows:

            A. ORGANIZATION AND QUALIFICATION. The Company and its subsidiaries are corporations duly organized, validly existing in good standing under the laws of the jurisdiction in which they are incorporated, except, in the case of any such subsidiaries, as would not have a Material Adverse Effect (as defined below), and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole.

            B. AUTHORIZATION; ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, and to issue the Preferred Shares and the Registrable Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, and (iv) this Agreement and the Registration Rights Agreement constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

            C. CAPITALIZATION. As of December 31, 1996, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock of which 38,629,091 shares were issued and outstanding, and (ii) 1,000,000 shares of preferred stock, $1.00 par value (the "Preferred Stock") of which 2,650 shares were issued and outstanding and designated Series A Preferred Stock; 13,864 shares were issued and outstanding and designated Series B Preferred Stock; and 5,000 shares were issued and outstanding and designated Series C Preferred Stock; and on the Closing Date there will be no material increase in the number of shares of Common Stock or Preferred Stock outstanding other than 15,000 shares of Series D Convertible Preferred Stock issued in February 1997. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as disclosed in SCHEDULE 3(C), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock in the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities, and
(iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of its or their securities under the 1933 Act (except the Registration Rights Agreement, the several Registration Rights Agreements, dated as of June 7, 1996, by and between the Company and GFL Performance Fund Limited, GFL Advantage Fund Limited and Proton Global Asset Management, LDC, the several Registration Rights Agreements dated as of November 27, 1996 with the holders of Series C Convertible Preferred Stock, the Registration Rights Agreement dated as of December 31, 1996 by and between the Company and P.R.I.F., L.P. and the registration rights as described in the final prospectus of Viragen (Europe) Ltd. dated July 12, 1996). The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended, as in effect on the date hereof ("Certificate of Incorporation") and the Company's Bylaws, as in effect on the date hereof (the "Bylaws"). The Company shall provide the Buyer with a written update of this representation signed by the Company's Chief Executive or Chief Financial Officer on behalf of the Company as of the Closing Date.

            D. ISSUANCE OF SECURITIES. The Registrable Securities and Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof and thereof, shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

            E. NO CONFLICTS. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Certificate of Designation by the Company and the consummation by the Company of the transaction contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The business of the Company and its subsidiaries is not being conducted, and shall not be conducted through the Registration Period (as defined herein), in violation of any law, ordinance, regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. Except as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement and the Certificate of Designation in accordance with the terms hereof and thereof.

            F. SEC DOCUMENTS, FINANCIAL STATEMENTS. Since June 30, 1992, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and

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financial  statements and schedules  thereto and documents (other than exhibits)
incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to the Buyer true and complete
copies  of  the  SEC  Documents,   except  for  such  exhibits,   schedules  and
incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No information provided by or on behalf of the Company to the Buyer and referred to in Section 2(d) of this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstance under which they were made, not misleading.

            G. ABSENCE OF CERTAIN CHANGES. Since June 30, 1996, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole.

            H. ABSENCE OF LITIGATION. Except as set forth in its Form 10-K for the year ended June 30, 1996 and in subsequent reports on Form 10-Q, there is no action suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein.

            I. LISTING. The Common Stock is listed for trading on the Nasdaq National Market ("Nasdaq"), the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq and no suspension of trading in the Common Stock is in effect and its subsidiaries taken as a whole.

            J. APPROVALS.  No  authorization,  approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company for (x) the issuance and sale of

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the Preferred  Shares as  contemplated by this Agreement and (y) the issuance of the Registrable Securities in accordance with the terms of the Preferred Shares, other than (1) listing of the Registrable Securities on Nasdaq, (2) filing of the Certificate of Designation with the Secretary of State of the State of Delaware, (3) filing of the Form D with the SEC and (4) the requirements of any applicable blue sky laws.

            4.    CERTAIN COVENANTS.
                  -----------------

            A. BEST EFFORTS. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Preferred Shares described in Section 6 or Section 7, as the case may be, of this Agreement.

            B. FORM D. The Company agrees to file a Form D with respect to the Preferred Shares as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing.

            C. REPORTING STATUS. Until the earlier of (i) the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors have sold all the Registrable Securities and (B) none of the Preferred Shares is outstanding (the "Registration Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

            D. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Shares for the Company's working capital purposes and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person unrelated to the business and direct operations of the Company or for repayment of any existing debt obligations.

            E. FINANCIAL INFORMATION. The Company agrees to send the following reports to the Buyer during the Registration Period: (i) within five (5) days after the filing thereof with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; and (ii) within one day after release thereof, copies of all press releases issued by the Company or any of its subsidiaries.

            F. RESERVATION OF SHARES. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of Conversion Shares, the Dividend Shares and the Additional Shares. The Company acknowledges that it currently has an insufficient number of authorized shares of Common Stock available for such issuances and agrees to take all steps reasonably necessary to gain approval by its stockholders of an increase in the number of its authorized shares of Common Stock, from 50,000,000 to 75,000,000 shares, at its Annual Meeting of Stockholders to be held on February 28, 1997.

            G. LISTING. The Company shall promptly secure the listing of the Registrable Securities upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Registrable Securities from time to time issuable under the terms of this Agreement and the Registration Rights Agreement.

            H. PRE-CLOSING ACTIVITY. The Buyer shall not trade in the Common Stock for the period of five (5) trading days immediately preceding the Closing Date.

            I. STOCKHOLDER APPROVAL. (i) The Company covenants and agrees that it shall promptly seek and use its best efforts to obtain, within 75 days following the date of original issuance of the Preferred Shares, approval by its stockholders of the specific transactions contemplated by this Agreement (the "Transactions") in accordance with Delaware law. The Company shall provide copies of its preliminary proxy materials to Buyer and its legal counsel a reasonable period of time prior to their filing with the SEC. The Company shall promptly furnish Buyer and its counsel with a copy of its definitive proxy materials and any amendments or supplements thereto. If for any reason the Company fails to obtain such stockholder approval of the Transactions within the 75-day period specified above, the Buyer shall be entitled to receive the cash amount of liquidated damages specified in Section 4(i)(iii) below in addition to its other applicable rights and remedies, subject to Section 4(i)(iv) below.

            (ii) Unless the Company obtains Stockholder Approval (as defined herein) or a waiver thereof from the National Association of Securities Dealers, Inc. ("Nasdaq"), the Company will not issue any shares of Common Stock or shares of any other series of preferred stock or other securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, shares of Common Stock which would be subject to Rule 4460(i) of Nasdaq (or any successor or replacement provision thereof) and which would be integrated with the sale of the Preferred Shares to the Buyer or the issuance of Common Stock upon conversion thereof for purposes of Rule 4460(i) of Nasdaq (or any successor or replacement provision thereof). The Company agrees that it will not exercise its right to permit conversion of Preferred Shares pursuant to Sections 2 or 3 of the Certificate of Designations if such conversions would result in issuance of a number of shares of Common Stock in excess of that permitted by Rule 4460(i) of Nasdaq without obtaining Stockholder Approval. As used in this Section 4(i), "Stockholder Approval" means the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Company (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Company of 20% or more of the outstanding Common Stock of the Company for less than the greater of the book or market value of such Common Stock on conversion of the Preferred Shares, as and to the extent required under Section 4460(i)(1)(D) of the rules of Nasdaq (or any successor or replacement provision thereof).

            (iii) If at any time the Company is obligated by Rule 4460(i) of Nasdaq to obtain Stockholder Approval, and Stockholder Approval is not obtained or the Company abandons its efforts to obtain Stockholder Approval such that the Buyer is prevented from converting Preferred Shares at the Conversion Price, or if the Company is obligated to pay the following cash amount pursuant to Section 4(i)(i) above, then the Company shall be obligated to pay the Buyer within five business days of such occurrence, as liquidated damages and not as a penalty, a cash amount equal to the greater of the following:

            (A) the product obtained by multiplying (1) the quotient obtained by dividing (x) the amount determined by subtracting from 100% the applicable Conversion Percentage on the date of payment by
            (y) the applicable Conversion Percentage in effect on such payment date times (2) $5,000,000; or

            (B) the product obtained by multiplying (1) the quotient obtained by dividing (x) the amount determined by subtracting from the Average Market Price on the date of payment the then applicable Fixed Conversion Price by (y) the applicable Fixed Conversion Price in effect on such payment date times (2) $5,000,000.

            (iv) Following the Buyer's receipt of the cash amount referred to in
Section 4(i)(iii), notwithstanding anything to the contrary in this Agreement or in the Certificate of Designation, the Buyer shall thereafter be able to convert any or all of its Preferred Shares only at the conversion price provided in the first sentence of Section 2(j) of the Certificate of Designation.

            J. BLUE SKY. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the Securities for issuance and sale to the Buyer pursuant to this Agreement and in accordance with the Certificate of Designation under such of the securities or "blue sky" laws of jurisdictions in the United States as shall be applicable thereto. The Company shall furnish copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities or "blue sky" laws on or before the Closing Date.

            K. CERTAIN TRADING RESTRICTIONS. The Buyer agrees that, during the period from the date the Registration Statement is first declared effective by the SEC to the date of conversion in full or redemption of all Preferred Shares owned by the Buyer, the Buyer shall not engage in short sales or other hedging transactions with respect to the Common Stock; provided, however, that the Buyer may enter into such transactions involving a number of shares of Common Stock not to exceed the number of Conversion Shares for which a Conversion Notice has been submitted to the Company.

            5.    TRANSFER AGENT INSTRUCTIONS.
                  ---------------------------

            Prior to the Closing Date, the Company shall irrevocably instruct its transfer agent to issue certificates, registered in the name of the Buyer or its nominee, for the Conversion Shares and Additional Shares in such amounts as specified from time to time by the Buyer to the Company. Prior to registration of the Registrable Securities pursuant to an effective registration statement, all such certificates shall bear the restrictive legend specified in Section

2(g) of this Agreement. The Company shall provide instructions and opinions of counsel to its transfer agent in accordance with Section 3(n) of the Registration Rights Agreement. The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop-transfer instructions to give effect to Section 2(f) hereof, in the case of the Registrable Securities, prior to registration of the Registrable Securities under the 1933 Act, will be given by the Company to its transfer agent and that the Preferred Shares and the Registrable Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreements to comply with all applicable securities laws upon resale of the Registrable Securities. If the Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, that registration of a resale by the Buyer of any of the Preferred Shares or the Registrable Securities is not required under the 1933 Act, the Company shall permit the transfer, and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer.

            6.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
                  ----------------------------------------------

            The obligation of the Company hereunder to sell the Preferred Shares is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

            a. The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware.

            b. The Buyer shall have delivered the Purchase Price to the Escrow Agent by wire transfer of immediately available funds pursuant to the wiring instructions provided by the Escrow Agent.

            c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

            7.    CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.
                  ------------------------------------------------

            The obligation of the Buyer to purchase the Preferred Shares is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

            a. The Registration Rights Agreement shall remain in full force and effect.

            b. The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to the Buyer.

            c. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the Chief Financial Officer of the Company, dated the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer.

            d. The Buyer shall have received the opinion of the Company's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the form of EXHIBIT C.

            e. The Buyer shall have received the officer's certificate described in Section 3(c) above, dated as of the Closing Date.

            g.  The  Company   shall  have  executed  and  delivered  the  Stock
Certificates to the Escrow Agent.

            8.    MISCELLANEOUS.
                  -------------

            A.  GOVERNING   LAW.  This  Agreement   shall  be  governed  by  and
interpreted in accordance with the laws of the State of Florida without regard to the principles of conflict of laws.

            B. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

            C. HEADINGS. The headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            D. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

            E. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

            F. NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally, by courier or by telephone line facsimile transmission and shall be effective five days after being placed in the mail, if mailed, certified, return receipt requested, or upon receipt, if delivered personally, by courier or by telephone line facsimile transmission, in each case addressed to a party. The addresses for such communications shall be:

            If to the Company:

            2343 West 76th Street
            Hialeah, FL  33016
            Telephone:  (305) 557-6000
            Facsimile:  (305) 557-6931
            Attention:  Mr. Gerald Smith or Mr. Dennis W. Healey

            With copy to:

            Atlas, Pearlman, Trop & Borkson, P.A.
            New River Center
            200 East Las Olas Blvd.
            Fort Lauderdale, FL  33331
            Telephone:  (954) 763-1200
            Facsimile:  (954) 766-7800

            Attention:  James Schneider, Esq.

            If to the Buyer, at the address on the signature page.

            With copy to:

            Law Offices of Brian W Pusch
            Penthouse Suite
            29 West 57th Street
            New York, New York  10019
            Telephone:  (212) 980-0408
            Facsimile:  (212) 980-7055

            Attention:  Brian W. Pusch, Esq.

Each party shall provide five days' notice to the other party of any change in address.

            G. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder. The Buyer shall have the right, prior to or after the Closing Date, to assign it rights and obligations under this Agreement with respect to the purchase of all or any portion of the Preferred Shares or the transfer thereof to an investment fund, provided such assignee or transferee, by written instrument duly executed by such assignee or transferee, assumes all obligations of the Buyer hereunder with respect to the purchase of the portion of the Preferred Shares so assigned or the transfer thereof and makes the same representations and warranties with respect thereto as the Buyer makes in this Agreement, whereupon the Buyer shall be relieved of any further obligations, responsibilities and liabilities with respect to the Preferred Shares so transferred or the obligation for the purchase of which has been so assigned. In the case of any such transfer or assignment, the Company shall agree in writing with such transferee or assignee to make available to such transferee or assignee the benefits of the Registration Rights Agreement with respect to the Registrable Securities issuable in respect of the Preferred Shares with respect to which the obligations under this Agreement have been so assigned.

            H. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            I. SURVIVAL. The representations and warranties of the Company and the Buyer contained in Sections 2 and 3 and the agreements and covenants set forth herein shall survive the closing.

            J. PUBLICITY. The Company and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

            L. FURTHER ASSURANCES.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            M. TERMINATION. In the event that the closing shall not have occurred on or before five (5) days after the date scheduled in accordance with
Section 1(c), the Buyer shall have the right to terminate this Agreement by notice to the Company, whereupon the Registration Rights Agreement shall terminate and the Company and the Buyer shall have no further obligations or liabilities, one to the other, under this Agreement or the Registration Rights Agreement or in connection with the transactions contemplated hereby or thereby except for liabilities or obligations relating to any breach of this Agreement or the Registration Rights Agreement which occurred prior to such termination.

            IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed by their respective officers thereunder duly authorized as of the date first written above.

                                       VIRAGEN, INC.



                                       By:
                                       Name:
                                       Title:


                                       STATE CAPITAL MARKET GROUP,
                                          LTD.



                                       By:
                                       Name:
                                       Title:

                                       Address:   545 Madison Avenue
                                                  16th Floor
                                                  New York, New York  10022

                                       Facsimile No.:  (212) 888-7054

                                       Preferred Shares:  5,000 Preferred Shares

                          REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT, dated as of December 31,
1996 (this "Agreement"), by and among VIRAGEN, INC., a Delaware corporation, with headquarters located at 2343 West 76th Street, Hialeah, FL 33016 (the "Company"), and the undersigned (the "Buyer").

            WHEREAS:

            A. In connection with the Securities Purchase Agreement, dated as of the date hereof, by and between the parties (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement to issue and sell to the Buyer shares (the "Preferred Shares") of the Company's 5% Cumulative Convertible Preferred Stock, Series E, $1.00 par value, which will be convertible into shares (the "Conversion Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), and pursuant to which certain shares of Common Stock may be issued to the Buyer in payment of dividends (the "Dividend Shares") and in accordance with the Certificate of Designation (the "Additional Shares"); and

            B. To induce the Buyer to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Buyer hereby agree as follows:

            1.    DEFINITIONS.
                  -----------

            a. As used in this Agreement, the following terms shall have the following meanings:

            (i) "Investor" means the Buyer and any transferee or assignee thereof who agrees to become bound in writing by the provisions of this Agreement in accordance with Section 9 hereof.

            (ii) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

            (iii) "Registrable Securities" means the Conversion Shares, the Dividend Shares and the Additional Shares.

            (iv) "Registration Statement" means a registration statement of the Company under the 1933 Act.

            b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

            2.    REGISTRATION.
                  ------------

            A. MANDATORY REGISTRATION. The Company shall prepare, and, on or before the date which is 30 days after the Closing Date, file with the SEC a Registration Statement on Form S-3 covering the resale of at least 3,000,000 shares of Common Stock as Registrable Securities, which Registration Statement shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Shares to prevent dilution resulting from stock splits, stock dividends or similar transactions. No securities other than the Registrable Securities shall be registered for sale on such Registration Statement.

            B. PIGGY-BACK REGISTRATIONS.  If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall send to each Investor who is entitled to registration rights under this Section 2(b) written notice of such determination and, if within twenty (20) days after receipt of such notice, such Investor shall so request in writing, the Company shall include in such
Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' reasonable good faith judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder; provided that no portion of the equity securities which the Company is offering for its own account shall be excluded; PROVIDED, FURTHER that the Company shall be entitled to exclude Registrable Securities to the extent necessary to avoid breaching obligations existing prior to the date hereof to other stockholders of the Company. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Investors; PROVIDED, HOWEVER, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and PROVIDED, FURTHER, HOWEVER, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(c) shall be construed to limit any registration required by Section 2(a) hereof. The obligations of the Company under this
Section 2(c) may be waived by Investors holding a majority in interest of the Registrable Securities. If an offering in connection with which an Investor is entitled to registration under this Section 2(c) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

            C. ELIGIBILITY FOR FORM S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Buyer and any other Investor of the Registrable Securities and the Company covenants and agrees that it shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3. In the event that Form S-3 is not available for sale by the Investors of the Registrable Securities, the Company shall register the sale on another appropriate form.

            3.    OBLIGATIONS OF THE COMPANY.
                  --------------------------

            In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

            a. The Company shall prepare promptly, and file with the SEC not later than 30 days after the Closing Date, a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its best efforts to cause such Registration Statement relating to
Registrable Securities to become effective as soon as possible after such filing, and shall keep the Registration Statement effective pursuant to Rule 415 and available for use at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors have sold all the Registrable Securities and (B) none of the Preferred Shares is outstanding (the period until such earlier date being referred to herein as the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make statements therein, in light of the circumstances in which they were made, not misleading.

            b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

            c. The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

            d. In the case of the Registration Statement referred to in Section 2(a), the Company shall furnish to the counsel of each Investor each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment).

            e. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and
(iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause more than nominal expense or burden to the Company, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

            f. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

            g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

            h. The Company shall permit a single firm of counsel, designated as selling stockholders' counsel by the Investors who hold a majority in interest of the Registrable Securities being sold, to review and comment upon the
Registration Statement, all amendments and supplements thereto and any acceleration request relating thereto a reasonable period of time prior to their filing with or submission to the SEC, and shall not file any such document in a form to which such counsel reasonably objects, in each case so long as such counsel responds to the Company or its counsel within 72 hours after delivery of such item to them by the Company.

            i. The Company shall make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

            j. The Company shall make available for inspection by (i) any Investor and (ii) one firm of attorneys and one firm of accountants or other agents retained by the Investors (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of due diligence; PROVIDED, HOWEVER, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other final, non-appealable order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(j). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

            k. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

            l. The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the National Market of the National Association of Securities Dealers Automated Quotation ("NASDAQ") System or, if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to secure the inclusion for quotation on the NASDAQ SmallCap Market for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

            m. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities, and shall provide CUSIP numbers for the Registrable Securities, not later than the effective date of the Registration Statement.

            n. The Company shall cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request; and, within three business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration

Statement) an instruction substantially in the form attached hereto as EXHIBIT 1 and an opinion of such counsel in the form attached hereto as EXHIBIT 2.

            o. During the Registration Period, the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Investors to sell Registrable Securities by reason of the limitations in Rule 10b-6 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), so long as such rule remains in effect, or Regulation M under the 1934 Act once such regulation goes into effect.

            p. The Company shall take all other actions reasonably necessary to expedite and facilitate the disposition by the Investors of Registrable Securities pursuant to the Registration Statement.

            4.    OBLIGATIONS OF THE INVESTORS.
                  ----------------------------

            In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

            a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement.

            b. Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

            c. In the event  Investors  holding a majority  in  interest  of the
Registrable Securities being registered determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

            d. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

            e. No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions.

            5.    EXPENSES OF REGISTRATION.
                  ------------------------

            All reasonable expenses, other than underwriting discounts and commissions and other fees and expenses of investment bankers and counsel retained by any Investor and other than brokerage commissions of the Investors, incurred in connection with registrations, filings or qualifications pursuant to
Section 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company.

            6.    INDEMNIFICATION.
                  ---------------

            In  the  event  any   Registrable   Securities  are  included  in  a
Registration Statement under this Agreement:

            a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities and
(ii) the directors, officers and each person who controls any Investor within the meaning of the 1933 Act or the 1934 Act, if any, (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) (collectively, "Claims") to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state a material fact therein required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or
(iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company; and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

            b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or to the extent such Claim is based upon any violation or alleged violation by the Investor of the 1933 Act, 1934 Act or any other law; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; PROVIDED, FURTHER, HOWEVER, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

            c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such person so furnished in writing by such persons expressly for inclusion in the Registration Statement.

            d. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; PROVIDED, HOWEVER, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Investors, and such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates; provided, that legal fees of such firm shall be reasonable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

            7.    CONTRIBUTION.
                  ------------

            To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; PROVIDED, HOWEVER, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

            8.    REPORTS UNDER THE 1934 ACT.
                  --------------------------

            With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

            a. make and keep public information available, as those terms are understood and defined in Rule 144;

            b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

            c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the investors to sell such securities pursuant to Rule 144 without registration.

            9.    ASSIGNMENT OF REGISTRATION RIGHTS.
                  ---------------------------------

            The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of the Preferred Shares or the Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and
(b) the securities with respect to which such registration rights are being transferred or assigned, (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause
(ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, (vi) such transferee shall be an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act and (vii) in the event the assignment occurs subsequent to the date of effectiveness of the Registration Statement required to be filed pursuant to
Section 2(a), the Company agrees to pay all its reasonable expenses of amending or supplementing such Registration Statement to reflect such assignment.

            10.   AMENDMENT OF REGISTRATION RIGHTS.
                  --------------------------------

            Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

            11.   MISCELLANEOUS.
                  -------------

            a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable
Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act on the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

            b. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified mail, return receipt requested, or delivered personally, by courier or by telephone line facsimile transmission and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by courier or by telephone line facsimile transmission, in each case addressed to a party. The addresses for such communications shall be:

            If to the Company:

            2343 West 76th Street
            Hialeah, FL  33016
            Telephone:  (305) 557-6000
            Facsimile:  (305) 557-6931
            Attention:  Mr. Gerald Smith or Mr. Dennis W. Healey

           With copy to:

            Atlas, Pearlman, Trop & Borkson, P.A.
            New River Center
            200 East Las Olas Blvd.
            Fort Lauderdale, FL  33331
            Telephone:  (954) 763-1200
            Facsimile:  (954) 766-7800
            Attention:  James Schneider, Esq.

            If to the Buyer, at the addresses on the signature page.

            With copy to:

            Law Offices of Brian W Pusch
            29 West 57th Street
            Penthouse Suite
            New York, New York  10019
            Telephone:  980-0408
            Facsimile:  980-7055
            Attention:  Brian W. Pusch

Each party shall provide five days' notice to the other party of any change in address.

            c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            d. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

            e. This Agreement and the Securities Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

            f. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

            g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

                                       VIRAGEN, INC.



                                       By:
                                       Name:
                                       Title:


                                       STATE CAPITAL MARKET GROUP,  LTD.



                                       By:
                                       Name:
                                       Title:

                                       Address:   545 Madison Avenue
                                                  16th Floor
                                                  New York, New York 10022

                                       Facsimile No.: (212) 888-7054

                                                                    EXHIBIT 1
                                                                       TO
                                                                  REGISTRATION
                                                                RIGHTS AGREEMENT


                              [Company Letterhead]


                                     [Date]

[Name and address of Transfer Agent]


Ladies and Gentlemen:

            This letter shall serve as our irrevocable authorization and direction to you [(1) to transfer or re-register the certificates for the shares of Common Stock, $.01 par value (the "Common Stock"), of Viragen, Inc., a Delaware corporation (the "Company"), represented by certificate numbers _______ and _______ for an aggregate of _______ shares (the "Outstanding Shares") of Common Stock presently registered in the name of [Name of Investor] upon surrender of such certificate to you, notwithstanding the legend appearing on such certificates, and (2)][1] to issue shares (the "Conversion Shares") of Common Stock to or upon the order of the holder from time to time on conversion of the shares of 5% Cumulative Convertible Preferred Stock, Series E, $1.00 par value, of the Company upon surrender to you by such registered holder a properly completed and duly executed Conversion Notice in the form enclosed herewith. [The transfer or re-registration of the certificates for the Outstanding Shares by you should be made at such time as you are requested to do so by the record holder of the Outstanding Shares. The certificate issued upon such transfer or re-registration should be registered in such name as requested by the holder of record of the certificate surrendered to you and should not bear any legend which would restrict the transfer of the shares represented thereby. In addition, you are hereby directed to remove any stop-transfer instruction relating to the Outstanding Shares.]* Certificates for the Conversion Shares should not bear any restrictive legend and should not be subject to any stop-transfer restriction.

            Contemporaneous with the delivery of this letter, the Company is delivering to you an opinion of ____________________ as to registration of [the Outstanding Shares,]* and the Conversion Shares under the Securities Act of 1933, as amended.


________________________________________
[1]
Omit if no conversion of the preferred shares has occurred before SEC registration is declared effective.


42.28.04.03-6                         1-16

        Should you have any questions concerning this matter, please contact me.

                                       Very truly yours,

                                       VIRAGEN, INC.


                                       By__________________________
                                          Name:
                                          Title:

Enclosure
cc:   [Name of Investor]





































42.28.04.03-6                         1-17

                                                                   EXHIBIT 2
                                                                      TO
                                                                 REGISTRATION
                                                               RIGHTS AGREEMENT


                                     [Date]

[Name and address
of transfer agent]


                                  VIRAGEN, INC.
                             Shares of Common Stock
                             ----------------------

Ladies and Gentlemen:

            We are counsel to Viragen, Inc., a Delaware corporation (the "Company"), and we understand that [Name of Investor] (the "Holder") has acquired from the Company [(1) an aggregate of shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), represented by
Certificate No.___ and (2)][2]______shares (the "Preferred Shares" of 5% Cumulative Convertible Preferred Stock, Series E, $1.00 par value, issued by the Company. The Preferred Shares were purchased by the Holder pursuant to a Securities Purchase Agreement, dated as of December 31, 1996, between the Holder and the Company (the "Securities Purchase Agreement"). Pursuant to a Registration Rights Agreement, dated as of December 31, 1996, between the Company and the Holder (the "Registration Rights Agreement") entered into in connection with the purchase by the Holder of the Preferred Shares, the Company agreed with the Holder, among other things, to register for resale the [Shares and any additional]* shares of Common Stock issuable upon conversion of the Preferred Shares (the "Conversion Shares"), in payment of dividends on the
Preferred Shares (the "Dividend Shares") or otherwise as permitted by the Certificate of Designations, Rights and Preferences for the Preferred Shares (the "Additional Shares") under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms provided in the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, on __________, the Company filed a Registration Statement on Form S-3 (File No. 333-__________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to [the Shares,]3 the Conversion Shares, the Dividend Shares and the Additional Shares, which names the Holder as a selling stockholder thereunder.

           [Other introductory and scope of examination language to be inserted]


_______________________________________
[2]
Omit if no conversion of the preferred shares has occurred before SEC registration is declared effective.


42.28.04.03-6                         2-18

            Based on the foregoing, we are of the opinion that [the Shares,]* the Conversion Shares, the Dividend Shares and the Additional Shares have been registered under the Securities Act.

            This opinion may be relied upon by the Holder as if addressed to the Holder. [Other appropriate language to be included.]




                                       Very truly yours,





cc:   [Name of Investor]



























42.28.04.03-6                         2-19